Exhibit 10.73

FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fourth Amendment to Employment Agreement (the “Fourth Amendment”) is made and entered into as of September 5, 2003 by and between Kennedy-Wilson Properties, Ltd., an Illinois corporation (“The Company”) a wholly owned subsidiary of Kennedy-Wilson Inc. a Delaware corporation, having an address of 9601 Wilshire Boulevard, Suite 220, Beverly Hills, California 90210, (“Company”), and James Rosten, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of January 4, 1999, and amended January 1, 2001, March 15, 2001, and January 3, 2003 providing for the employment of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Incentive Bonus and Promote — KW Property Fund II and KW Private Equity Partnership Bonus Pool Il.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiently of which are hereby acknowledged, the parties hereby amend the Agreement, as follows:

1.              Section 5 (d) (iii) Bonus Pool II is deleted in its entirety and the following is added in lieu thereof.

(iii) Bonus Pool II. Net profits generated from the operation of Fund II and Equity I multiplied by 20% is defined as Bonus Pool II. Bonus Pool II is further defined to be the total fee revenues Kennedy Wilson receives from Fund II and Equity I less the total expenses incurred in generating those fees, multiplied by 20%. The Employee’s portion of Bonus Pool II is equal to 25%, however the Employee shall be eligible for a discretionary. bonus that could equal 30% of Bonus Pool II. The discretionary bonus will be at the sole and absolute discretion of the Fund Operating Committee. The Fund Operating Committee shall be comprised of William McMorrow, Kent Mouton, Freeman Lyle, Barry Schlesinger, James Rosten, and James Ozello.

Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date first written above.

THE COMPANY:	EMPLOYEE:
KENNEDY-WILSON INTERNATIONAL	/s/ Jim Rosten
a California corporation

/s/ William McMorrow
Title: Chairman/ CEO